UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2009

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Directors Herbert M. Baum and David J. Londoner retired from the Meredith Corporation Board of Directors effective at the Annual Meeting of Shareholders November 4, 2009, after reaching the mandatory retirement age as set forth in Meredith's corporate governance guidelines.  Mr. Baum was a member of the Compensation Committee and the Nominating/Governance Committee.  Mr. Londoner served on the Audit Committee and the Finance Committee.

The Board of Directors of Meredith Corporation by resolution adopted at its meeting on November 4, 2009, set the number of directors of the corporation to ten.

Item 5.02 (e)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Employment Agreement dated January 30, 2006, between Meredith Corporation and Stephen M. Lacy (president and chief executive officer) has been amended to extend through June 30, 2013.  All other terms of the Employment Agreement remain the same.  The Amendment to the Employment Agreement is filed herewith as Exhibit 10.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
	10	Amendment to Employment Agreement dated November 4, 2009, between Meredith Corporation and Stephen M. Lacy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ John S. Zieser

Chief Development Officer, General Counsel and Secretary

Date:	November 10, 2009

Index to Exhibits
Exhibit Number	Item

10	Amendment to Employment Agreement dated November 4, 2009, between Meredith Corporation and Stephen M. Lacy.